Calculation of Filing Fee Tables
N-2
Blackstone Secured Lending Fund
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of beneficial interest, par value $0.001 per share	457(o)			$ 600,000,000.00	0.0001531	$ 91,860.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Shares of beneficial interest, par value $0.001 per share	415(a)(6)			$ 439,457,109.12			N-2	333-266323	07/26/2022	$ 67,280.88
			Total Offering Amounts:				$ 1,039,457,109.12		$ 91,860.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 67,280.88
			Net Fee Due:						$ 24,579.12
Offering Note
[1]	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Blackstone Secured Lending Fund	N-2	333-266323	07/26/2022		$ 67,280.88	Equity	Common Stock, $0.001 par value per share		$ 439,457,109.12
Fee Offset Sources	3	Blackstone Secured Lending Fund	N-2	333-266323		01/21/2025						$ 67,280.88
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant has terminated any offering that included the Unsold Securities under the Prior Registration Statement.

Offset Note
[2]	Certain of the securities being offered under this prospectus supplement represent unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(2) on January 21, 2025 (the "Prior Prospectus Supplement"), and the accompanying prospectus dated July 26, 2022, pursuant to a Registration Statement on Form N-2ASR (File No. 333-266323) (the "Prior Registration Statement") filed with the Securities and Exchange Commission, on July 26, 2022. As of the date hereof, the maximum aggregate offering amount of the unsold securities registered pursuant to the Prior Prospectus Supplement (the "Unsold Securities") is $439,457,109.12. In connection with the registration of the Unsold Securities, the registrant paid a registration fee of $67,280.88, which will be applied to the Unsold Securities that are being offered pursuant to this prospectus supplement. The registrant has terminated any offering that included the Unsold Securities under the Prior Registration Statement.

[3]	See Footnote 2.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $600,000,000.00. The prospectus is a final prospectus for the related offering.